                                 EXHIBIT 10.10

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (hereinafter referred to as "Agreement") dated as of December 31, 1997, is entered into by and between Collateral Agency of Texas, Inc. (hereinafter referred to as "Company") and Collateral Investment Corp. (hereinafter referred to as "CIC") (collectively Company and CIC shall be referred to as "Sellers") and New South Bancshares, Inc. (hereinafter referred to as "Buyer").

                               WITNESSETH: THAT

     WHEREAS, the Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware with its principal place of business at 1900 Crestwood Boulevard, Birmingham, Alabama; and

     WHEREAS, the Company is a business corporation duly organized and validly existing under the laws of the State of Texas, with its principal place of business at 6044 Gateway East El Paso, Texas; and

     WHEREAS, CIC owns 100% of the stock of Company; and

     WHEREAS, CIC desires to sell to Buyer, and Buyer desires to purchase from CIC, all of CIC's shares of capital stock of Company, on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, but subject to the conditions hereinafter set forth, the parties hereto agree as follows.

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.1  Purchased Shares.  Subject to the terms and conditions of this
          ----------------
Agreement, Buyer agrees to purchase from the CIC, and CIC agrees to sell, transfer, and deliver to Buyer the shares of Company for the Purchase Price.

     1.2  Purchase Price.  In full consideration for the conveyance, transfer,
          --------------
assignment and delivery of the Shares, Buyer shall pay $197,488 in cash.

                                  ARTICLE II

                                 BEST EFFORTS
                                 ------------

          Each of the parties agrees to use its best efforts to furnish the information herein required and to take all necessary action so that the conditions to Closing may be satisfied, and Closing held, at the earliest practicable date.

                                  ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS
             ----------------------------------------------------

     Contemporaneously with the execution of this Agreement, Sellers have delivered to Buyer a schedule (the "Schedule") disclosing certain items and organized in such a way as to identify the section of this Agreement to which such items disclosed relate, and a disclosure referencing one section of the Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made in another section of this Agreement. Except as and to the extent expressly disclosed in the Schedule, subject to the foregoing, the Company and CIC as Sellers, jointly and severally, hereby represent, warrant and covenant to Buyer, as of the date hereof and as of the Closing Date, as follows:

     3.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation recited on page one with full power and authority to own the respective properties which it now owns; and neither the Company nor CIC has received any notice which states, nor does the Company or CIC have any reasonable basis to believe, that the corporation is engaged in business in any state, district or territory in such fashion as to require qualification as a foreign corporation in such state, district or territory or that the Company is required to be licensed under insurance or other laws of such state, district or territory, except for those states, districts, or territories in which it is currently so qualified or licensed and as is disclosed in the Schedule. There is no agreement, contract or commitment purporting to limit or restrict the freedom of the Company to engage in any line of business for which it is licensed or compete with any other company nor so affecting any account which produces a material amount of revenue for Company.

     3.2  Stock.  CIC owns all record and beneficial title to all of the capital
          -----
stock of the Company, and there are no securities convertible into or exchangeable for any shares of the capital stock or the Company nor does the Company have any authorization therefore in effect.

     3.3  Execution of Documents.  The execution and consummation of this
          ----------------------
Agreement by CIC and the Company is binding upon CIC and the Company, respectively, and this Agreement is enforceable against CIC and the Company in accordance with its terms.

     3.4  No Breach.  Neither the execution of this Agreement nor compliance
          ---------
with its terms and provisions does or will conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Sellers or of any judgment, order, injunction, decree, ruling of any court or governmental authority, domestic or foreign, or of any agreement, indenture or instrument to which the Sellers are a party or by which they are bound.

     3.5  Tax Matters.  There have been heretofore furnished to Buyer true and
          -----------
correct copies of all federal income tax returns of Company as filed for the 1996 taxable year. This return has been duly filed and all amounts shown as due thereon have been paid. There have been no documents, notices or correspondence relating to any deficiencies in any income tax, interest or penalties asserted by the Federal government with respect to any periods for Company ending prior to the date hereof nor has Company agreed to or executed any waivers of statutes of limitation. No audit, examination, investigation or hearing with respect to any tax by any governmental subdivision, agency or body, is known by Company or CIC to be pending or threatened against Company. There is no unaccrued liability (statutory or otherwise) for any state, federal or local tax, increase in tax or penalty or interest, or reduction or decrease in losses shown on said return, nor any basis for the assertion thereof against Company except as may be set forth in the Schedule.

     Proper and accurate amounts have been withheld by Company from its agents and employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding. Federal, state and local returns which are accurate and complete in all material respects have been filed by Company for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such returns to be due and payable have been paid in full.

     3.6  Title to Properties.  Except as disclosed in the Schedule, none of the
          -------------------
assets of Company is subject to any lien, claim, option, charge, mortgage, encumbrance or security agreement other than the lien for current taxes on real and personal property not yet due and payable, and all of the assets of Company are in the possession of the corporation or are subject to its sole control.

     3.7  Insurance.  There is, and there shall be at the time of the Closing
          ---------
hereof, in full force and effect, comprehensive general liability, personal liability, and other forms of liability insurance as disclosed in the Schedule as well as fire and extended coverage insurance on all improved real property which is under mortgage to Company, which insurance is sufficient to protect fully the interests of Company in same.

     3.8  Payments to Shareholders.  There have been no cash or other payments
          ------------------------
or distribution or transfers of property of Company made, directly or indirectly, to CIC except reimbursement of expenses and as expressly described on the Schedule.

     3.9  Financial Statement  There has been heretofore furnished to Buyer
          -------------------
balance sheets and statements of profits and loss of the Company for the two year period ending December 31, 1996. Except as disclosed in the Schedule, all said balance sheets and statements of profit and loss were prepared on the accrual basis in accordance with generally accepted accounting principles and practices applied on a basis consistent with that of the preceding year and fairly reflect, with reasonable accuracy, each of the line items therein and, in general, the financial condition of the Company.

     3.10 Form of Agreements.  There have been heretofore furnished to Buyer for
          -------------------
review and identified in the Schedule (i) all standard forms of contracts and endorsements of Company, (ii) all standard forms of amendments and supplements to each such form, and (iii) copies of all appendices, supplements or amendments to each of the foregoing which in any manner changes, deletes from or adds to any provision of the forms listed in (i) and (ii). The documents offered pursuant to (i), (ii), and (iii) together reflect with reasonable accuracy the provisions of all of the outstanding written contracts between Company, on the one hand, and (1) all customers of their services, (2) employees, agents, brokers and other persons who may solicit applications for insurance (hereinafter referred to as "Agent" or collectively as "Agents") on behalf of Company, and (3) insurers whose products are sold by the Company. Except as disclosed in the Schedule, Company is not, nor to the best of knowledge of CIC is any other party, in material default with respect to such contracts and no such contract contains any provision for a right of terminating in event of the transactions contemplated in this Agreement or any provisions which would be altered or otherwise would become applicable by reason of such transactions.

     3.11 Employee Matters.  The Company does not have any employment contracts
          -----------------
with any of its employees not terminable at will either for cause upon notice not exceeding 48 hours or otherwise upon notice not exceeding two weeks, nor does it have any collective bargaining agreement covering any of its employees. No present or former agent or employee of the Company has any rights under any contract that contains any material term or provision not embodied in the documents described in the Schedule. Disclosed in the Schedule is a list of every agent and a description of every written or oral agreement between the Company and such agent. Except as disclosed in the Schedule, no present or former agent, employee, director, stockholder, officer or any person claiming any such relationship to the Company has any claim or right against the Company or CIC, and neither the Company or CIC have any obligations to such persons, for any reason whatsoever, other than current salaries due as disclosed in the Schedule. Except as described in the Schedule, the Company does not maintain or contribute to, and has never maintained or contributed to, any employee benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any multi-employer plan as defined in ERISA. With respect to any plan described in the Schedule, the Company does not owe any excise tax or other fine or penalty on account of past operations or such plans nor any benefit under any kind of plan except that the Company may owe or carry a premium it has collected by payroll deduction.

     3.12 Obligations Relating to Liabilities Not Assumed.  Company is not a
          -----------------------------------------------
party to any contract or commitment, written or oral, express or implied (other than contracts listed in the Schedule) which in any respect has not been fully performed by Company which is a party thereto and the other party or parties thereto and Company has no other obligations of any kind in which the cumulative value of such obligations remaining at Closing to be performed by Company may exceed $1,000 except for (i) current salaries due under current schedules or obligations provided for in the Schedule, and (ii) obligations to pay current professional fees.

     3.13 (a)  Default.  Except as disclosed in the Schedule, Company has not
               -------
breached any provision of and is not and will not be in default in any respect under the terms of, any contract, plan or instrument described in the Schedule, and no party to any such contract, plan or instrument does or will have the right to terminate any or all of the provisions of any such contract, plan or instrument as a result of the transaction contemplated by this Agreement.

     (b)  Compliance with Laws.  Company is, in the conduct of its business, in
          --------------------
compliance with all applicable Federal, state or local laws, statutes, ordinances and regulations, the failure to comply with which would materially adversely affect the business of Company or the aggregate value of its property or assets. Except as disclosed in the Schedule, Company has not received any notification from any agency or department of Federal, state or local government or the staff thereof asserting that Company is not in compliance with any of the statutes, regulations or ordinances which such governmental authority or regulatory agency enforces, or threatening to revoke any license, franchise, permit or governmental authorization, or terminate the tax favored status of any plan within the scope of Section 3.11, and Company is subject to no formal agreement with any such regulatory agency with respect to any of their assets or businesses.

     3.14 Lawsuits.  No suit, action, arbitration, investigation or other legal
          --------
or administrative proceeding is pending or threatened against Company or against or pertaining to any property owned by or leased by Company.

     3.15 Articles of Incorporation.  There have been delivered to Buyer a true
          -------------------------
and correct copy of the current Articles of Incorporation and By-Laws, and all amendments thereto, of Company.

     3.16 Brokers.  CIC has not retained or used the services of any individual,
          -------
firm or corporation in such manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated therein.

     3.17 Subsidiaries.  Company has no subsidiaries and is not a partner or
          ------------
joint venturer with any other person, firm, or corporation.

     3.18 Assets.  Except as expressly disclosed in the Schedule, CIC is not
          ------
owed any money or other consideration nor shall it be by the Closing, on account of any contract, agreement or understanding with Company.

     3.19 Authorizations. (a)  The Company has complete and unrestricted power
          --------------
to enter into and to consummate the transaction set forth in this Agreement. All approvals of Company directors and of CIC as stockholder to the consummation of the transactions contemplated herein have been obtained and shall be in full force and effect at Closing.

          (b)  Consents.  No consents or approvals of or filings or
               --------
registrations with any third party or any public body, agency or authority are necessary in connection with the execution, delivery and consummation of this Agreement by the Company.

     3.20 Representations.  To the best knowledge of Sellers, all material facts
          ---------------
relating to the business, operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Company have been disclosed to Buyer in writing. No representation or warranty contained in this Agreement, and no statement contained in any certificate contained in the Schedule, list or other writing furnished to Buyer pursuant to the provisions hereof, to the best knowledge of Company and CIC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to Company which is necessary to make the representations and warranties herein contained not misleading, to the best knowledge of CIC and Company, has been withheld from, or has not been delivered in writing to, Buyer. Wherever reference is made herein to the delivery of copies of documents and instruments to Buyer, such copies are true and accurate reproductions of original documents and instruments in the possession of the party delivering same.

                                  ARTICLE IV.

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER
              --------------------------------------------------

     Buyer represents, warrants and covenants to CIC and Company as of the date hereof and as of the Closing.

     4.1  Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware, with power and authority to own all properties which it now owns and to conduct the business in which it is now engaged, and has complete and unrestricted power to enter into and to consummate the transactions required by this Agreement.

     4.2  Conflicts.  Neither the making of this Agreement nor compliance with
          ---------
the terms and provisions of this Agreement by Buyer will conflict with or result in a breach of or violation of or default under any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or By-Laws of Buyer, or any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Buyer is or will be a party by Closing.

     4.3  Authorization.  The execution and consummation of this Agreement by
          -------------
Buyer has been duly authorized by its Board of Directors which authorization is in full force and effect, and no further authority is required to bind Buyer to the performance of this Agreement.

     4.4  Brokers.  Buyer has not retained or used the services of any
          -------
individual, firm or corporation in such a manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated herein.

                                  ARTICLE V.

                 OBLIGATIONS FOLLOWING EXECUTION OF AGREEMENT
                 --------------------------------------------

     5.1  Obligations.  From and after the date of execution of this Agreement
          -----------
through the Closing, CIC shall take, or cause Company, as the case may be, to take the following action or CIC shall refrain from taking and shall not permit Company, as the case may be, to take the following actions, as the case may be:
Company shall --

          (a) make no payments or distribution of money or property, directly or indirectly, to any shareholder on account of shares of stock except as expressly required by the terms of this Agreement;

          (b) without the prior written consent of Buyer, not grant any increase in the rates of pay, bonus or commissions of directors, officers, employees, brokers, or agents, or any increase in the salary or rate of pay or other compensation, present or deferred, of any director, officer, employee, broker, or agent;

          (c) without the prior written consent of Buyer, not grant any bonus or enter into any new or amended bonus, pension, profit-sharing or retirement plan, or other deferred compensation or fringe benefit, or other contract or commitment pertaining to compensation with any current director, officer, employee, broker or agent, or otherwise, directly or indirectly increase the total compensation, present or deferred, of any officer, director, or employee, or any former officer, director or employee, or the rates of commissions, overrides, bonuses or other compensation of any present or former agent; and not hire any new officer, employee, broker, or agent under any arrangement which is not terminable without cause or liability upon not more than thirty days' notice;

          (d) carry on its business in the ordinary course and in substantially the same manner as heretofore, and not make or institute any unusual methods of management, sale, investment or operation without the prior written consent to Buyer;

          (e) keep in effect and undiminished as to coverage and limits of coverage the insurance in its favor now in effect upon its employees, business, property and assets, and prosecute diligently all claims for losses under any of the foregoing;

          (f) not issue or acquire any stock or security of Company of whatsoever kind and not grant any option to purchase, or other right to acquire, any such stock or securities;

          (g) use its best efforts to sell insurance in accordance with present practices and under plans presently offered by it, and conserve and prevent from lapsing as much of the insurance handled by it as may be reasonably practicable and in keeping with present marketing methods;

          (h) use its best efforts to maintain and preserve its present accounts and its business organization (except as otherwise requested by Buyer); and

          (i) allow counsel, auditors, actuaries and other representatives of buyer full and complete access (with right to copy), at reasonable times and intervals during normal business hours, to all of its files, books, papers, records, contracts and offices with respect to any and all aspects of its business; provided, however, that until such time as this Agreement is consummated, as to any information not in the possession of buyer prior to commencement of the negotiations or in the public domain, Buyer shall treat the same as confidential and shall use its best efforts to prevent disclosure of such information to third parties except to the extent that such shall be deemed reasonably necessary to carry out and perform this Agreement; and if this Agreement is not consummated, Buyer shall return such documents to Company; and in addition, Company shall instruct its officers, employees, counsel, and accountants to be available for, and respond to any questions of, all such representatives of Buyer;

          (j) report promptly to Buyer any fact, circumstance or occurrence which in the reasonable business judgment of management of Company may be expected to result in an adverse change in the financial condition or prospects of Company.

     5.2  Other parties.  During the period from the date of this Agreement to
          -------------
the earlier of the termination or abandonment of this Agreement pursuant to
Article VIII, CIC and its agents shall not, directly or indirectly, take any action to seek, encourage or support any offer from any corporation, partnership, person or other entity or group to acquire any shares of Company stock or other equity securities of or interest in Company, or to merge with Company or to otherwise acquire any significant portion of the assets of Company. In amplication but not in limitation of the foregoing, Sellers shall not solicit, approve, or discuss, undertake or enter into, with Company either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, asset acquisition, tender offer or other takeover transactions or (except as may be required by law in the opinion of counsel for Company after consultation with counsel for Buyer) furnish or cause to be furnished any information concerning the business, properties or assets of Company to any nongovernmental person or entity which it at the time believes to be interested in any such transaction.

                                  ARTICLE VI.

                                  CONDITIONS
                                  ----------

     6.1 The fulfillment of the following is a condition to the Closing of this Agreement and consummation of the transactions described herein:

          (a) no action, suit or proceeding shall have been instituted or shall have been threatened, before any court or any other governmental body, by any public authority or by a person or other legal entity to restrain, enjoin or prohibit any of the transactions contemplated herein, or subject any of Buyer, CIC, Company or their directors or officers of any of them (including as directors of Company after the Closing) to any material liability, fine, forfeiture or penalty on the ground that the transactions contemplated herein, or any of them, are unlawful in any respect, or that Buyer, CIC, Company or their directors or officers have breached or violated, or will breach or violate by the consummation hereof, any applicable law, rule or regulation, or otherwise have acted improperly or in breach of any duty in connection with this Agreement or transactions contemplated herein.

     6.2 The obligations of Buyer to close are also subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of CIC and Company contained in
Article III hereof shall be true and correct in all material respects as of the time of Closing, with the same force and effect as if made at the time of Closing.

          (b) All actions, proceedings, instruments and documents required to carry out this Agreement, and all other related legal matters, shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

          (c) Each of Company and CIC shall have performed its or their respective obligations under Article V hereof.

          (d) There shall be no actions, suits or other proceedings pending of threatened against Company.

          (e) There has been no adverse change in the business, condition, (financial or otherwise), operations or prospects of Company.

     6.3 The obligation of CIC to close is also subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of Buyer contained in Article IV hereof shall be true and correct in all material respects as of the time of Closing, with the same force and effect as if made at, and at the time of, the Closing.

          (b) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters shall have been approved by counsel for Seller, which approval shall not be unreasonably withheld.

                                 ARTICLE VII.

                                    CLOSING
                                    -------

     7.1  Location of Closing.  The Closing and deliveries hereunder shall take
          -------------------
place at the offices of Buyer at 1900 Crestwood Boulevard, Birmingham, Alabama or at such other place as may be mutually agreed upon by CIC and Buyer, at 9:00 A.M., local time, December 31, 1997, or at such other time thereafter as may be mutually agreed upon by CIC and Buyer.

     7.2 At the Closing, Buyer shall deliver the following to CIC (and receipt of each of the following is a condition precedent to the consummation of this Agreement by CIC);

          (a) the opinion of counsel to Buyer, satisfactory in form and content to CIC's Counsel, dated the date of Closing that:

              (i) Buyer is duly authorized and empowered to consummate this Agreement and the transactions provided for herein; Buyer has taken all action required by applicable law for the consummation of this Agreement, and transactions contemplated herein; and this Agreement constitutes a binding and enforceable obligation of Buyer, subject only to the laws respecting creditors' rights generally and subject to the discretion as to specific performance and other matters applied by courts under general equitable principals, except that such counsel shall not be required to express any opinion as to the law of the state other than Delaware;

              (ii) this Agreement is valid and effective in accordance with its terms under the laws of the State of Delaware, with the reservations set forth in (i) above;

              (iii) the execution, performance and consummation by Buyer of this Agreement will not result in any violation of the Certificate or Articles of Incorporation or By-Laws of Buyer or in any breach of or any default under any agreement or commitment to which

Buyer is a party or by which it is bound and of which counsel for Subsidiary has actual knowledge; and

          (c) all such documents as may reasonably be necessary to assure CIC and CIC's counsel that the provisions of and conditions specified in this Agreement to be performed or satisfied by Buyer have been performed or satisfied.

     7.3 At the Closing, CIC shall deliver the following to Buyer (and receipt of each of the following is a condition precedent to the consummation of this Agreement by Buyer);

          (a) a certificate signed by CIC in form satisfactory to counsel for Buyer, certifying that, to the best of the knowledge, all of the warranties and representations contained in Article III hereof are true and correct as of the time of Closing, and that all of the covenants, terms and conditions of this Agreement to be complied with and performed by CIC, Company prior to Closing have been complied with and performed;

          (b) the opinion of counsel to CIC, satisfactory in form and content to counsel to Buyer, dated the date of Closing that:

          (i) this Agreement is valid and effective in accordance with its terms under the laws of the State of Texas and constitutes a binding and enforceable obligation of each of CIC and Company in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought);

          (ii) the execution, performance and consummation by each of CIC and Company of this Agreement and the undertakings herein will not result in any violation of the Articles of Incorporation or By-Laws of Company or in any breach of or any default under any agreement or commitment to which CIC or the Company is a party or by which they are bound and of which CIC's counsel has actual knowledge;

          (iii) to the best of such counsel's knowledge after reasonable investigation, there is no litigation pending or threatened, nor any proceedings before any governmental or other agencies which would have any material adverse effect upon Company or upon CIC's title to, and right to vote 100% of the stock of Company in favor of the consummation of this Agreement upon Closing or constitute a lien, charge or encumbrance on CIC's title to Company stock.

          (iv) under Texas law, each agent and employee of Company may be discharged without liability, including but not limited to liability for accrued vacation or severance pay, except as otherwise set forth in written contracts heretofore delivered to buyer and identified by such counsel or as otherwise expressly set forth in such opinion;

          (v) under Texas law, bulk sales and similar laws are not applicable and have no field of operation to the transaction contemplated herein;

     (c) a certificate signed by the Chief Executive Officer of Company certifying to the best of such Chief Executive Officer's information and belief that no actions, lawsuits or other proceedings are pending against Company except as identified in the Schedule;

     (d) such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer in form satisfactory to Buyer's counsel, and containing full warranties of title as shall be effective to vest in Buyer good, absolute, and marketable title to the properties, assets, and business being transferred to Buyer by CIC, free and clear of all liens, charges, encumbrances, and restrictions whatsoever;

          (e) all contracts, agreements, commitments, and rights pertaining to the Company's business and other data relating to its assets, business and operations;

          (f) where necessary, consents to the assignments of leases and contracts;

          (g) all documents as may reasonably ne necessary to assure buyer and its Counsel that the provisions of and conditions specified in this Agreement to be performed or satisfied by CIC or Company have been performed or satisfied.

          (h) a certification of true copy of the minutes of the Company signed by the Secretary which states that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and appropriately authorized and approved by the requisite number of shareholders of the Company with regard to the sale and transfer of assets by CIC and the Company.

              (i) a certificate signed by the Chief Executive Officer of Company certifying that the Company agrees to the allocation of purchase price required by Internal Revenue Code Section 1060 to be furnished by the Buyer prior to the due date of the Company's federal income tax return for the year of sale.

     7.4 Each party agrees to execute and deliver such instruments and take such other action as may be reasonably required, or as shall be reasonably requested by the other party, in order to carry out the transactions, agreements, and covenants contemplated in this Agreement before, at or after the Closing Date.

                                 ARTICLE VIII.

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     8.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement and the transactions outlined herein may be terminated and abandoned:

          (a)  upon the mutual written consent of Buyer and Seller;

          (b) by Buyer, by written notice to CIC, if by December 31, 1997 conditions to Closing set forth in Section 7.1 and 7.2 which are not within the control of Buyer to satisfy are not satisfied or if Closing shall have been agreed to sooner and if any such condition to perform or refrain from any act at Closing is not so performed or refrained from at Closing; or

          (c) by CIC, by written notice to the President of Buyer, if by December 31, 1997 conditions to Closing set forth in Section 7.1 and 7.3 which are not within the control of Seller to satisfy are not satisfied or if Closing shall have been agreed to sooner and if any such condition to perform or refrain from any act at Closing is not so performed or refrained from at Closing.

                                  ARTICLE IX.

                                  SHAREHOLDER
                                  -----------

     CIC agrees that, as soon as practicable after the execution of this Agreement, it will, commence activities toward convening a meeting of shareholders of the Company to vote upon the approval by such shareholders of the transactions contemplated by this Agreement. Such activities shall include, without limitation, establishing a record date for shareholders entitled to vote on the Agreement; complying with applicable legal requirements under state law regarding the giving of notice as to such record date; mailing notice of the meeting and form of proxy to

Shareholder; and in all other respects taking all action required by law to authorize the consummation of the transactions contemplated herein insofar as authorization thereof by Shareholders is required.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     10.1 A.   The obligation of CIC to reimburse, indemnify and hold harmless the Buyer (collectively, the "Indemnification Obligations") shall be as set forth in this Section 10.1. From and after the Closing Date, CIC shall reimburse, indemnify and hold buyer harmless against and in respect of any and all damage, loss, liability or deficiency (including without limitation all reasonable legal expenses and other costs incurred by Buyer in connection with any and all actions, suits, proceedings, demands, investigations, judgment or settlements relating thereto) resulting from, arising out of or relating to:

          (a) Any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of CIC and/or Company in this Agreement or any misrepresentation in or omission from the Schedule or any written statements, list certificate or other instrument furnished by CIC to Buyer pursuant to this Agreement, and

          (b) Any and all due and unpaid state, federal or local income or other taxes assessed against Buyer, or the Company in connection with the operation of the business of the Company prior to the Closing Date and any civil penalties or other adverse governmental action resulting from or relating to taxes; and

          (c) Any claim by any person, firm or corporation for brokerage or other commission or similar fees relative to this Agreement insofar as such claims are alleged to be based on arrangements made by Company or CIC; and

          (d) Any civil penalties or other adverse governmental action resulting from any failure of the Company to qualify to do business under applicable state law or to meet any other applicable state law requirement prior the Closing Date; and

          (e) Any claim, demand, proceeding or suit against Company claiming prior to the Closing Date:

               (i)    breach of fiduciary duty;

               (ii) sex discrimination or harassment under state or federal law;

               (iii)  wage and hour law violation;

               (iv)   age discrimination;

               (v)    unlawful practice of law

               (vi) transaction of insurance by an unauthorized carrier or unlicensed agent;

               (vii) violation of state insurance trade practices law or laws rules or regulations affecting securities salespersons or broker/-dealers

               (viii) fraud, deceit, misrepresentation or other tort in
                      connection with the sale of insurance or securities;

               (ix) oral contracts to pay bonuses or additional compensation to present or former employees, agents, directors, brokers, or officers;

               (x) violation of state or federal securities laws or rules or regulations promulgated thereunder.

          (f) Any debts or liabilities of Company incurred prior to the Closing Date, whether known or unknown, absolute, contingent, matured or unmatured, the amount, nature or basis for which are not disclosed on the Schedule, and which result in loss, cost or expense to buyer, except as disclosed in the Schedule; and
          (g) Any other claim whatsoever against buyer as the successor to the business of Seller which is incurred prior to Closing Date.

          B. CIC acknowledges that (i) the Indemnification Obligations are and will be their valid and binding obligations notwithstanding any investigation by or opportunity to investigate afforded to buyer and (ii) all representations, warranties, covenants, statements and other undertakings made by CIC in this Agreement, the Schedule or in any certificate, statement or other document furnished or to be furnished in connection with this Agreement shall survive the Closing Date and remain in effect under this Agreement until terminated in accordance with CIC acknowledges that (i) the Indemnification Obligations are and the provisions of this Agreement.

          C. The Indemnification Obligations of CIC shall terminate as hereinafter set forth:

               (i) Except as provided in subsection C (ii) of this Section 10.1, the Indemnification Obligations of CIC shall terminate on the fifth anniversary of the Closing Date (except with respect to tax matters which said Indemnification Obligations of CIC shall terminate at the expiration of the period of the statute of limitations applicable to such claims.

               (ii) The Indemnification Obligations of Seller in respect of any claim or demand which is included in a claim notice sent or delivered by Buyer prior to the date that the Indemnification Obligations of CIC with respect thereto would otherwise terminate and which has not been finally determined and paid prior to such date (a "Pending Claim") shall extend to the final determination and payment of the Pending Claim.

               (iii) If Buyer discovers a possible third-party claim which has not been asserted or sought to be collected by said third party, Buyer may notify CIC of said possible claim and the time period provided in (1) above shall be extended for one year unless the third-party claim has matured into a Pending Claim within said one year period of time.

          D. All disputes, controversies or differences between Buyer, Company, and CIC which arise under this Section 10.1 or are related to this Agreement (including, without limitation, the construction, performance or breach of any agreement) upon which an amicable understanding cannot be reached within 30 days shall, upon the written request of either party, be settled and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction of these matters.

          The Court of Arbitrators shall consist of three arbitrators other than employees, agents, director, or stockholders who hold over 5% of the stock of Buyer, CIC, and/or Company. The parties agree that this Court of Arbitrators, if implemented under this Agreement, shall be held at a mutually agreed upon location.

          The parties agree to arbitrate within ninety (90) days following the transmittal of written demand of either party to arbitrate any dispute arbitrable under this Agreement. Each of the parties shall appoint an arbitrator within thirty (30) days following notice of written demand to arbitrate, notifying the other party of the name and address of such arbitrator. The two arbitrators so appointed shall thereupon select the third arbitrator.
If either party shall fail to
appoint an Arbitrator as herein provided, or should the two arbitrators so named fail to select the third arbitrator within thirty (30) days of this appointment, the, in either event, the president of the American Arbitration Association or its successor shall appoint such third arbitrator. The three arbitrators so selected shall constitute the Court of Arbitrators.

     A decision of a majority of the Court of Arbitrators shall be provided within twenty days of the applicable hearing and shall be final and binding and there shall be no appeal therefrom. The Court of Arbitrators shall not be bound by legal rules of procedures and may receive evidence in such a way as to do justice between the parties. The court of Arbitrators shall promptly enter an award which shall do justice between the parties and the award shall be supported by a written opinion.

     The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless said Court of Arbitrators shall decide otherwise.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1 Entire Agreement. All prior or contemporaneous agreements and
          ----------------
representations between the parties hereto and made by any agents or representatives thereof are merged into this Agreement, which, together with the Exhibits hereto and the Schedule and other documents referred to herein as having been furnished to Buyer and CIC, constitute the entire contract between the parties. No amendment or modification hereof shall be of any force or effect unless in writing and signed by the party or parties hereto against whom such amendment or modification is sought to be enforced.

     11.2 Remedies.  Except as otherwise provided herein, nothing herein,
          --------
express or implied, is intended, or shall be construed to confer upon or give to any person, firm or corporation other than the signatories hereto and their respective legal representatives, in the case of CIC and Buyer, any rights or remedies under or by reason of this Agreement.

     11.3 Counterparts.  This Agreement may be executed by the parties in one or
          ------------
more identical counterparts, each of which shall constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto. The parties agree that they must mutually agree on any public or other announcement respecting this Agreement.

     11.4 Governing law.  This Agreement shall be government by and construed
          -------------
and enforced in accordance with the laws of the State of Texas. It is agreed that the provisions of this Agreement relating to arbitration of disputes hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. and to the extent not in conflict with the Federal Arbitration Act, by the Commercial Arbitration Rules of the American Arbitration Association.

     11.5 Amendments.  The parties hereto may amend, modify, supplement or
          ----------
interpret this Agreement to the fullest extent permitted by law, in such manner as may be mutually agreed upon between them in writing at any time.


     11.6 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given at the time delivered or if mailed by first class mail, postage prepaid, at the time mailed, as follows:


          (a)  If to CIC:          1812 University Boulevard
                                   Tuscaloosa, Alabama 35410

          (b)  If to Buyer:        1900 Crestwood Boulevard
                                   Birmingham, Alabama 35210

          (c)  If to Company:      6044 Gateway East
                                   El Paso, Texas

     11.7 Binding.  This Agreement shall be binding upon and inure to the
          -------
benefit of the parties hereto and their respective successors and assigns in the case of Buyer, or the Company and their heirs and personal representatives, in the case of CIC, but the Agreement and the respective rights and obligations of the parties hereto shall not be assignable by any party hereto without prior written consent of the other parties hereto.

     11.8 Unenforceability.  Any term or provisions of this Agreement that is
          ----------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all of its other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situations

     11.9 Pronouns.  Use of the masculine pronoun herein shall be deemed to
          --------
refer, as applicable, to the feminine and neuter genders, and use of singular reference shall be deemed to include the plural and vice versa, as appropriate.

     IN WITNESS WHEREOF, each of the corporate parties hereto has caused this instrument to be executed in its name and on its behalf, and attested and its corporate seal to be affixed, by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                 BUYER: New South Bancshares, Inc.

/s/ Hope A. Howe                        By /s/ Robert M. Couch
-----------------------------------        ------------------------------------

                                            Title Executive Vice President
                                                  ------------------------------


ATTEST:                                 CIC: Collateral Investment Corp.

/s/ Janet C. Brown                      By /s/ David W. Whitehurst
-----------------------------------        -------------------------------------

                                            Title Executive Vice President
                                                  ------------------------------


ATTEST:                                 COMPANY: Collateral Agency of
                                                 Texas, Inc.

/s/ Janet C. Brown                      By /s/ David W. Whitehurst
-----------------------------------        -------------------------------------

                                            Title President
                                                  ------------------------------